Exhibit 10.7

E-FUTURE INFORMATION TECHNOLOGY INC.

REGISTRATION AGREEMENT

THIS AGREEMENT is made as of July 20, 2005, by and among e-Future Information Technology Inc., a Cayman Islands corporation (the “Company”), and the Persons listed on the signature pages hereto (collectively referred to as herein as “Stockholders” and each as a “Stockholder”), which Persons are also listed on Schedule 1 attached hereto.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Applicability of Rights. The stockholders shall be entitled to the following rights with respect to any potential public offering of Company’s ordinary shares in the United States and shall be entitled to reasonable analogous or equivalent rights with respect to any other offering of shares in any other jurisdiction pursuant to which the Company undertakes to publicly offer or list such securities for trading on a recognized securities exchange.

2. Definitions. For purposes of this Section 2:

(a) Registration. The terms “register,” “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(b) Registrable Securities. The term “Registrable Securities” means: (1) ordinary shares of the company issued or to be issued pursuant to the conversion of the Series A preference shares owned by each of the Stockholders (as referenced on Schedule I hereto) and any other ordinary shares issued to the Stockholders as a result of a stock split. Notwithstanding the foregoing, “Registrable Securities” shall exclude any Registrable Securities sold by a person in a transaction in which rights under this Section 2 are not assigned in accordance with this Agreement or any Registrable Securities sold in a public offering, whether sold pursuant to Rule 144 promulgated under the Securities Act, or in a registered offering, or otherwise.

(c) Registrable Securities Then Outstanding. The number of shares of “Registrable Securities then outstanding” shall mean the number of ordinary shares of the Company that are Registrable Securities and are then issued and outstanding.

(d) Holder. The term “Holder” means any person owning of record Registrable Securities or any permitted assignee of record of such Registrable Securities to whom rights under this Section 2 have been duly assigned in accordance with this Agreement.

(e) Form S-3 and Form F-3. The terms “Form S-3” and “Form F-3” means such respective form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(f) SEC. The term “SEC” or “Commission” means the U.S. Securities and Exchange Commission.

(g) Securities Act. The term “Securities Act” means the Securities Act of 1933, as amended.

(h) Qualified IPO. The term Qualified IPO shall mean an underwritten public offering of the Company’s ordinary shares that has been registered under the Securities Act.

3. Demand Registration.

(a) Request by Holders. If the Company shall at any time not earlier than six (6) months after a Qualified IPO receive a written request from the Holders of at least 50% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities pursuant to this Section 3, then the Company shall, within ten (10) business days of the receipt of such written request, give written notice of such request (“Request Notice”) to all Holders, and use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered and included in such registration by written notice given by such Holders to the Company within twenty (20) days after receipt of the Request Notice, subject only to the limitations of this Section 3; provided that the Registrable Securities requested by all Holders to be registered pursuant to such request must be at least 35% of all Registrable Securities then outstanding.

(b) Underwriting. If the Holders initiating the registration request under this Section 3 (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, then they shall so advise the Company as a part of their request made pursuant to this Section 3 and the Company shall include such information in the written notice referred to in subsection 3(a); provided, however, that the Company shall have no obligation to engage an underwriter if the aggregate offering price of the Registrable Securities proposed to be registered pursuant to this Section 3 is less than US$3,000,000. In the event of any underwritten offering, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the managing underwriter or underwriters selected for such underwriting by the Holders of a majority of the Registrable Securities being registered and reasonably acceptable to the Company (including a market stand-off agreement of up to 180 days if required by such underwriter or underwriters). Notwithstanding any other provision of this Section 3, if the underwriter(s) advise(s) the Company in writing that marketing factors require a limitation of the number of securities to be underwritten then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be reduced as required by the underwriter(s) and allocated among the Holders of Registrable Securities on a pro rata basis according to the number of Registrable Securities then outstanding held by each Holder requesting registration (including the Initiating Holders); provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities are first entirely excluded from the underwriting and registration including, without limitation, all shares that are not Registrable Securities and are held by any other person, including, without limitation, any person who is an employee, officer or director of the Company or any subsidiary of the Company; provided, further, that at least 45% of shares of Registrable Securities requested by the Holders to be included in such underwriting and registration shall be so included. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter(s), delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder that is a partnership, the Holder and the partners and retired partners of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and for any Holder that is a corporation, the Holder and all corporations that are affiliates of such Holder, shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence.

(c) Maximum Number of Demand Registrations. The Company shall be obligated to effect only one (1) such registrations pursuant to this Section 3.

(d) Deferral. Notwithstanding the foregoing, if the Company shall furnish to Holders requesting the filing of a registration statement pursuant to this Section 3, a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company and its shareholders for such registration statement to be filed, then the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period.

(e) Expenses. All expenses incurred in connection with any registration pursuant to this Section 3, including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printer’s and accounting fees, and fees and disbursements of counsel for the Company and of counsel for the Holders (but excluding underwriters’ discounts and commissions relating to shares sold by the Holders), shall be borne by the Company. Each Holder participating in a registration pursuant to this Section 3 shall bear such Holder’s proportionate share (based on the total number of shares sold in such registration other than for the account of the Company) of all discounts, and commissions or other amounts payable to underwriter(s) or brokers, in connection with such offering by the Holders. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to this Section 3 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities requested to be registered, unless the Holders of a majority of the Registrable Securities then outstanding agree that such registration constitutes the use by the Holders of the one (1) demand registration pursuant to this Section 3 (in which case such registration shall also constitute the use by all Holders of Registrable Securities of the one (1) demand registration); provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request for such registration and have withdrawn their request for registration with reasonable promptness after learning of such material adverse change, then the Holders shall not be required to pay any of such expenses and such registration shall not constitute the use of the demand registration pursuant to this Section 3.

4. Form S-3 or Form F-3 Registration. After its Qualified IPO, the Company shall use its best efforts to qualify for registration on either Form S-3 or Form F-3 or any comparable or successor form as early as possible and use best efforts to maintain such qualification thereafter. If the Company is qualified to use Form S-3 or Form F-3, any Holder or Holders shall have a right to request (such request shall be in writing) that the Company effect a registration on either Form S-3 or Form F-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, and upon receipt of each such request, the Company will:

(a) Notice. Promptly give written notice of the proposed registration and the Holder’s or Holder’s request therefore, and any related qualification or compliance, to all other Holders of Registrable Securities; and

(b) Registration. As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after the Company provides the notice contemplated by Section 4(a); provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 4:

(1) if Form S-3 or Form F-3 is not available for such offering by the Holders;

(2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than US$1,000,000;

(3) if the Company shall furnish to the Holders a certificate signed by the President or Chief Executive officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be materially detrimental to the Company and its shareholders for such Form S-3 or Form F-3 Registration (or equivalent registration in a jurisdiction outside of the United States) to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 or Form F-3 registration statement (or equivalent registration statement in a jurisdiction outside of the United States) no more than once during any twelve (12) month period for a period of not more than ninety (90) days after receipt of the Holder or Holders under this Section 4;

(4) if the Company has, within the six (6) month period preceding the date of such request, already effected a registration under the Securities Act; or

(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

(c) Expenses. The Company shall pay all expenses incurred in connection with each registration requested pursuant to this Section 4 (excluding underwriters’ or brokers’ discounts and commissions relating to shares sold by the Holders), including without limitation all U.S. federal, “blue sky” and all foreign registration, filing and qualification fees, printers’ and accounting fees, and fees and disbursements of counsel for the Company and of counsel for the Holders.

(d) Not Demand Registration. Form S-3 or Form F-3 registrations (or equivalent registrations outside of the United States) shall not be deemed to be demand registrations as described in Section 3 above. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 4.

(e) Maximum Frequency. Except as otherwise provided herein, the Company shall not be obligated to conduct more than one registration on Form S-3 or Form F-3 during any six (6) month period.

5. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities under this Agreement the Company shall, as expeditiously as reasonably possible:

(a) Registration Statement. Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, provided, however, that the Company shall not be required to keep any such registration statement effective for more than ninety (90) days.

(b) Amendments and Supplements. Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(c) Prospectuses. Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Registrable Securities owned by them that are included in such registration.

(d) Blue Sky. Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) Underwriting. In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notification. Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Opinion and Comfort Letter. Furnish, at the request of any Holder requesting registration of Registrable Securities, on the date that such Registrable Securities are delivered to the underwriters) for sale, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters on the date that the registration statement with respect to such securities becomes effective, (i) an opinion dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a “comfort” letter dated as of such date from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to a majority in interest of the Holders requesting registration, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Sections 3 or 4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to timely effect the Registration of their Registrable Securities.

7. Indemnification. In the event any Registrable Securities are included in a registration statement under Sections 3 or 4:

(a) By the Company. To the extent permitted by law, the Company will indemnify and hold harmless each Holder, its partners, officers, directors, legal counsel, any underwriter (as determined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended, (the “1934 Act”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions, or violations (collectively a “Violation”):

(i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

(ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

(iii) any violation or alleged violation by the Company of the Securities Act, the 1934 Act, any federal or state securities law or any rule or regulation promulgated under the Securities Act, the 1934 Act or any federal or state securities law in connection with the offering covered by such registration statement;

and the Company will reimburse each such Holder, its partner, officer, director, legal counsel, underwriter or controlling person for any legal or other expenses reasonably incurred by them, as incurred, in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, underwriter or controlling person of such Holder.

(b) By Selling Holders. To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder’s partners, directors, officers, legal counsel or any person who controls such Holder within the meaning of the Securities Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, legal counsel, controlling person, underwriter or other such Holder, partner or director, officer or controlling person of such other Holder may become subject under the Securities Act, the 1934 Act or other federal or state law or other applicable law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further, that the total amounts payable in indemnity by a Holder under this Section 7(b) in respect of any Violation shall not exceed the net proceeds received by such Holder in the registered offering out of which such Violation arises.

(c) Notice. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and out-of-pocket expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflict of interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of liability to the indemnified party under this Section 7 to the extent the indemnifying party is prejudiced as a result thereof, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 7.

(d) Defect Eliminated in Final Prospectus. The foregoing indemnity agreements of the Company and Holders are subject to the condition that insofar as they relate to any Violation made in a preliminary prospectus but eliminated or remedied in the amended prospectus on file with the SEC at the time the registration statement in question becomes effective or the amended prospectus filed with the SEC pursuant to 424(b) (the “Final Prospectus”), such indemnity agreement shall not inure to the benefit of any person if a copy of the Final Prospectus was timely furnished to the indemnified party and was not furnished to the person asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.

(e) Contribution. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder exercising rights under this Agreement, or any controlling person of any such Holder, makes a claim for indemnification pursuant to this Section 7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling person in circumstances for which indemnification is provided under this Section 7; then, and in each such case, the Company and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Securities offered by and sold under the registration statement bears to the public offering price of all securities offered by and sold under such registration statement, and the Company and other selling Holders are responsible for the remaining portion; provided, however, that, in any such case: (A) no such Holder will be required to contribute any amount in excess of the public offering price of all such

Registrable Securities offered and sold by such Holder pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

(f) Survival. The obligations of the Company and Holders under this Section 7 shall survive until the fifth anniversary of the completion of any offering of Registrable Securities in a registration statement, regardless of the expiration of any statutes of limitation or extensions of such statutes.

8. Termination of the Company’s Obligations. The Company shall have no obligations pursuant to Sections 3 and 4 with respect to any Registrable Securities proposed to be sold by a Holder in a registration pursuant to Section 3 or 4 more than seven (7) years after the date of this Agreement, or, if in the opinion of counsel to the Company, all such Registrable Securities proposed to be sold by a Holder may then be sold without registration in any three-month period pursuant to Rule 144 promulgated under the Securities Act.

9. “Market Standoff” Agreement. Each Holder hereby agrees that, if and to the extent requested by the Company or an underwriter of securities of the Company in connection with a registration relating to a Qualified IPO, such Holder will, subject to the following conditions, enter into a lock-up or standoff agreement in customary form (subject to the following conditions) under which such Holder agrees not to sell or otherwise transfer or dispose of any Registrable Securities or other shares of the Company owned by such Holder as of the date of such registration for up to one hundred eighty (180) days following the effective date of the related registration statement. The Company may impose a stop-transfer instruction with respect to Registrable Securities subject to any such lockup or standoff agreement but shall remove such instruction immediately upon expiration of the underlying restrictions.

10. Miscellaneous.

(a) No Inconsistent Agreements. The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(b) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(c) Adjustments Affecting Registrable Securities. Except as otherwise noted herein, the Company shall not take any action, or permit any change to occur, with respect to its securities which would adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

(d) Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

(e) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company and holders in excess of 50% of the Registrable Securities.

(f) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(h) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j) Governing Law. The corporate law of the Cayman Islands shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the Cayman Islands, without giving effect to any choice of law or conflict of law rules or provisions (whether of the Cayman Islands or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the Cayman Islands. In furtherance of the foregoing, the internal law of the Cayman Islands shall control the interpretation and construction of this Agreement (and all schedules and exhibits hereto), even though under that jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

(k) Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to each Investor at the address indicated on the attached Schedule 1 and to the Company at the address indicated below:

e-Future Information Technology Inc.

Block A, Building No. 10

No. 1 Disheng North Street, BDA

Beijing 100176, People’s Republic of China

With copies to:

Kang Da Law Office

703 CITIC Building

Jianguomenwai Street

Beijing 100004, People’s Republic of China

Attention: Wendy Guo, Esq.

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:	e-Future Information Technology Inc.

	By:	/s/ Adam Yan
	Its:	CEO

STOCKHOLDERS:	C Tech Fund

	By:	[undecipherable]
	Its	[undecipherable]

e-millenium Limited

By:	Michael Li
Its:	Partner

Schedule 1

Preferred Investors	Shares
C Tech Fund	3,846,495 Series A
c/o New Margin Venture Capital	Preference Shares
2901 Shanghai Central Plaza
381 Huai Hai Zhang Road
Shanghai, Peoples Republic of China
200020

e-millenium Limited	524,522 Series A
c/o New Margin Venture Capital	Preference Shares
2901 Shanghai Central Plaza
381 Huai Hai Zhang Road
Shanhai, Peoples Republic of China
200020